UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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CANARGO ENERGY CORPORATION

(Name of Registrant as Specified in Its Charter)

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ABOUT THE MEETING
What is the purpose of the annual meeting?
Who is entitled to vote at the meeting?
What are the voting rights of the holders of the Company’s Common Stock?
Who can attend the meeting?
What constitutes a quorum?
How do I vote?
What if my shares are held in “Street Name”?
Can I change my vote after I return my proxy card?
What are the Board’s recommendations?
What vote is required to approve each item?
GOVERNANCE OF THE COMPANY
Who are the current members of the Board and Executive Officers?
How does the Board select nominees for the Board?
How does the Board determine which directors are considered independent?
How are non-employee directors compensated?
Certain Relationships and Related Transactions
How do stockholders communicate with the Board?
Does the Company have a Code of Ethics?
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation
Compensation Committee Interlocks and Insider Participation
Management Agreements
Summary Compensation Table
Option Grants During the Year Ended December 31, 2003
Equity Compensation Plans
Repricing of Stock Options March 5, 2003
Option Values at December 31, 2003
Performance Measurement Comparison
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Description of Voting Securities
Security Ownership by Management
Section 16 (a) Beneficial Ownership Reporting Compliance
PROPOSAL 1. -ELECTION OF DIRECTORS
PROPOSAL 2. — APPROVAL OF THE 2004 LONG TERM STOCK INCENTIVE PLAN
What Is the Purpose of the 2004 Stock Incentive Plan?
What Types of Options and Awards Can be Granted Under the 2004 Stock Incentive Plan?
How Will the 2004 Stock Incentive Plan Be Administered?
How Much Stock Will Be Available Under the 2004 Stock Incentive Plan?
Who Is Eligible to Participate in the 2004 Stock Incentive Plan?
What Happens If the Number of Outstanding Shares Changes Because of a Merger, Consolidation, Recapitalization or Reorganization?
When Will the 2004 Stock Incentive Plan Terminate?
What Changes Can the Board Make to the 2004 Stock Incentive Plan?
What Are the Important Provisions of the Plan With Respect to Each Type of Award?
What are the U.S. Federal Income Tax Consequences of the 2004 Stock Incentive Plan?
PROPOSAL 3 — APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
Principal Accounting Firm Fees

CANARGO ENERGY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 18, 2004

April 16, 2004

To Our Stockholders:

The 2004 annual meeting of stockholders of CanArgo Energy Corporation (“the Company”) will be held at the offices of Satterlee Stephens Burke & Burke LLP, 230 Park Avenue, Suite 1130, New York, N.Y. 10169 on May 18, 2004 at 10:30 a.m. local time for the following purposes:

1.	To elect directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To approve the Company’s 2004 Long Term Stock Incentive Plan;

3.	To ratify the appointment of our independent auditors for fiscal 2004; and

4.	To transact such other business as may properly come before the annual meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on March 29, 2004 as the record date for determination of the stockholders entitled to notice of and to vote at the annual meeting. All holders of record of shares of the Company’s Common Stock at the close of business on the record date are entitled to vote at the meeting by sending in the proxy voting form PRIOR to the meeting by the specified deadline.

Please complete, date, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the annual meeting. If you attend the annual meeting you may vote in person unless you hold your shares in “street name” so please send in your proxy card ahead of time.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first served basis. Registration and seating will begin at 9:45 a.m. Each shareholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. No voting will be permitted in the meeting. Please ensure you return the proxy card by the deadline (indicated on the proxy card) in order to make sure your votes will be counted.

By Order of the Board of Directors,

Liz Landles Corporate Secretary

April 16, 2004, St. Peter Port, Guernsey, British Isles

CANARGO ENERGY CORPORATION

P.O Box 291, St. Peter Port, Guernsey GY1 3RR, British Isles

PROXY STATEMENT

ABOUT THE MEETING

This proxy statement contains information related to the annual meeting of stockholders of CanArgo Energy Corporation (“the Company”) to be held on May 18, 2004, beginning at 10:30 a.m., at the offices of Satterlee Stephens Burke & Burke LLP, 230 Park Avenue, Suite 1130, New York, N.Y. 10169, and at any postponements or adjournments thereof. This proxy statement is being mailed to stockholders on or about April 19, 2004 at the direction of the Board of Directors of the Company.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, approval of our 2004 Long Term Stock Incentive Plan, and ratification of the Company’s independent auditors and such other matters as may be properly brought before the meeting. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on March 29, 2004, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of the Company’s Common Stock?

Each outstanding share of the Company’s Common Stock will be entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:45 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting by proxy of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 109,284,724 shares of Common Stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of Common Stock representing at least 54,642,362 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct.

What if my shares are held in “Street Name”?

We will request brokerage firms, bank nominees and other institutions that act as nominees or fiduciaries for owners of Common Stock, to forward this Proxy Statement and proxies to persons for whom they hold shares and to obtain authorization for the execution of proxies. If your shares of Common Stock are held in the name of a brokerage firm, bank or other nominee, only it can sign a proxy with respect to your shares. Accordingly, you will not be able to vote your shares in person if you attend the meeting. Instead, please contact the person responsible for your account and give instructions for a proxy representing your shares to be signed and voted as you direct.

If you hold your shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker, bank or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date, provided that you were a stockholder of record on the record date.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	For election of the nominated slate of directors (see Proposal 1);

•	For the approval of the Company’s 2004 Long Term Stock Incentive Plan (see Proposal 2);

•	For ratification of the appointment of L J Soldinger Associates LLC as the Company’s independent auditors for fiscal year 2004 (see Proposal 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion. If you sign your proxy but fail to mark your vote, your shares shall be voted in favor of all the proposals.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

GOVERNANCE OF THE COMPANY

Who are the current members of the Board and Executive Officers?

The members of the Board of Directors on the date of this Proxy Statement, the Committees of the Board on which they serve, and the Executive Officers of the Company are identified below:

Name	Age	Positions Held

David Robson	46	Chairman of the Board, Chief Executive Officer and President
Vincent McDonnell	45	Director, Chief Financial Officer and Chief Commercial Officer
Michael Ayre (1)	47	Director
Russ Hammond (1) (2)	62	Director
Nils N. Trulsvik (1) (2)	55	Director
Liz Landles	43	Corporate Secretary

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

See “Proposal 1.-Election of Directors” for biographical information regarding the Directors.

Liz Landles, a resident of Guernsey, was appointed Corporate Secretary on August 1, 2002, having served as Assistant Corporate Secretary of the Company since December 2000. Mrs Landles also acts as the Company’s Administration Manager and is responsible for organising the Company’s administrative activities. Mrs Landles has worked for the Company since October 1997, principally in an administrative role and more recently as a Director of some of the Company’s subsidiaries. She holds an Advanced Diploma of Business Administration and is a Member of The Institute of Business Administration (MInstBA).

Directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers serve at the pleasure of the Board of Directors.

The Company’s Board of Directors held nine meetings during the year ended December 31, 2003. No director has attended less than 75% of all meetings of the Board and those Committees on which he served in 2003.

The Board of Directors has standing Audit and Compensation Committees. The Board of Directors has not designated a nominating committee, the functions of such committee being performed by the Board as a whole.

Audit Committee. The functions of the Audit Committee are described below under the heading “Report of the Audit Committee.” The charter of the Audit Committee is attached to this proxy statement as Annex I and is available on the Company’s website (www.canargo.com). The Audit Committee met four times during fiscal 2003.

The members of the Audit Committee at the end of 2003 were Russ Hammond and Nils Trulsvik. Michael Ayre became a member and the Chairman of the Audit Committee on March 5, 2004. All of the members of the Audit Committee are independent within the meaning of SEC regulations and the listing standards of the American Stock Exchange. Mr Ayre, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the American Stock Exchange.

Compensation Committee. The members of the Compensation Committee at the end of 2003 were Nils Trulsvik and Russ Hammond. The function of the Compensation Committee is described in “Executive Compensation” below, under the heading “Compensation Committee Report on Executive Compensation.” In fiscal 2003, the Compensation Committee met four times. All of the members of the Committee are independent within the meaning of the listing standards of the American Stock Exchange.

How does the Board select nominees for the Board?

The Board considers candidates for Board membership suggested by its members, as well as management and stockholders. The Board may also retain a third-party executive search firm from time to time if it believes such engagement is advisable in order to identify suitable candidates. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any director in writing with whatever supporting material the shareholder considers appropriate.

Once the Board has identified a prospective nominee, the Board makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Board with the recommendation of the prospective candidate, as well as the Board’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Board determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Board. The Board then evaluates the prospective nominee against the following standards and qualifications, including:

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees, customers and communities in which the Company operates.

The Board also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more members of the Board, and others, including members of management, as appropriate. After completing this evaluation and interview, the Board determines the nominees after considering the recommendations and views of the directors and others as appropriate.

How does the Board determine which directors are considered independent?

On February 11, 2004, the Company made an application to list its shares of Common Stock for trading on the American Stock Exchange (“the Exchange”). In connection with its listing application, the Board determined to meet or exceed the new listing standards adopted last year by the Exchange. The full text of the American Stock Exchange requirements can be found in its website ().

Pursuant to the Exchange requirements, the Board undertook its review of director independence in February 2004. During this review, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions-What related party transactions involved directors?” below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the American Stock Exchange requirements, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that other than for David Robson and Vincent McDonnell all of the directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth in the requirements of the American Stock Exchange. David Robson and Vincent McDonnell are considered inside directors because of their employment as senior executives of the Company. We provide additional information regarding Mr Hammond under “Certain Relationships and Related Transactions” below.

How are non-employee directors compensated?

Base Compensation. In 2003 the Company paid directors’ fees on a quarterly basis at a rate of £25,000 Pounds Sterling (£) per year plus £1,000 for each meeting of the Audit Committee that they attend. The Company also reimburses ordinary out-of-pocket expenses for attending Board and Committee meetings. Directors who are also employees of the Company receive no additional compensation for service as a director. The Company does not provide retirement benefits to directors under any current program.

Options. Each non-employee director that was serving in 2003 received options to purchase 153,750 shares of the Company’s Common Stock in fiscal 2003. Each option grant, vesting immediately and having a five-year term, permits the holder to purchase shares at $0.10, some 2.5 times their fair market value on the date of grant, which was $0.04 in the case of options granted in 2003. All of these options must be exercised within three months of termination, but in no event longer than the original expiration date of the option.

The following table shows the compensation paid to all persons who were non-employee directors, including their respective affiliates, during the fiscal year ended December 31, 2003:

	Directors Fees and		Options and
Name	Other Compensation*	Consulting Payments	Warrants Granted
	$	$
Russ Hammond	51,576 (1)	—	153,750
Nils N. Trulsvik	51,576 (1)	—	153,750

(1)	Using December 31, 2003 exchange rate of £1 = $1.7785. * The Directors compensation was paid in Pounds Sterling (£).

Certain Relationships and Related Transactions

Dr David Robson, Chief Executive Officer, provides all of his services to the Company through Vazon Energy Limited of which he is the Managing Director. See “Executive Compensation -Management Agreements” below for a description of Vazon Energy Limited’s agreement with the Company.

Mr Russ Hammond, a non-executive director of the Company, is also an Investment Advisor to Provincial Securities Limited who became a minority shareholder in the Norio and North Kumisi (Block XIc) Production Sharing Agreement through a farm-in agreement to the Norio MK72 well. On September 4, 2003 the Company concluded a deal to purchase Provincial Securities Limited’s minority interest in CanArgo Norio Ltd by a share swap for shares in the Company. The purchase was achieved by issuing 6 million restricted common shares in the Company to the minority interest holders in CanArgo Norio Ltd. Of the interests in CanArgo Norio Ltd, Provincial Securities Limited owned 4% and received 2,234,719 shares of the Company’s Common Stock. Provincial Securities Limited also has an interest in Tethys Petroleum Investments Limited, a company in which the Company is a minority interest holder, which was established to progress potential projects in Kazakhstan. Mr Hammond did not receive any compensation in connection with these transactions and disclaims any beneficial ownership of any shares of Company Common Stock received by Provincial Securities Limited.

Transactions with affiliates or other related parties including management of affiliates are to be undertaken on the same basis as third party arms-length transactions. Transactions with affiliates are reviewed and voted on solely by non-interested directors.

How do stockholders communicate with the Board?

Stockholders and other parties interested in communicating directly with the non-management directors as a group may do so by writing to: The Corporate Secretary, CanArgo Energy Corporation, PO Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles. The Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its Committees or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Does the Company have a Code of Ethics?

The Company has a single Code of Business Conduct and Ethics, which sets forth the Company’s standards of expected business conduct and which is applicable to all employees, including the chief executive officer, the principal financial officer, principal accounting officer or controller, and persons performing similar functions (each a “Principal Officer”), as well as the directors of the Company. A copy of the Company’s Code of Business Conduct and Ethics is available on the Company’s website (www.canargo.com). The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to or affecting any Principal Officer) at this location on its website.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors is responsible for the review and oversight of the Company’s performance with respect to its financial responsibilities and the integrity of the Company’s accounting and reporting practices. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent auditors. The Board of Directors determined that the members of the Audit Committee are independent in accordance with American Stock Exchange listing standards. The Audit Committee is composed of three non-employee directors and operates under a written charter, a copy of which is attached as Annex I. Mr Ayre was appointed as an independent non-employee director and Chairman of the Audit Committee on March 5, 2004.

The Company, not the Audit Committee or the independent auditor, is responsible for the preparation of its financial statements and its operating results and for the appropriate safekeeping of the Company’s assets. The independent auditor’s responsibility is to attest to the fair presentation of the financial statements. The role of the Audit Committee is to be satisfied that both the Company and the independent auditor discharge their respective responsibilities effectively. However, no member of the Audit Committee is professionally engaged in the practice of accounting or auditing of the Company’s accounts, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee held four meetings during the fiscal year 2003. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, the Company, and the Company’s independent auditors, L J Soldinger Associates LLC. The Audit Committee discussed with L J Soldinger Associates LLC the overall scope and plan for their audit, and met with L J Soldinger Associates LLC, with and without management present. The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, and discussed their independence from the Company. The Audit Committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers and L J Soldinger Associates LLC for audit and non-audit services. See the “Principal Accounting Firm Fees” chart located in the section of the Proxy marked “Proposal 3.- Approval Of Appointment Of Independent Auditors”.

Based on its review and these meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K.

Russ Hammond, Chairman*
Nils Trulsvik

*	Mr. Michael Ayre replaced Mr. Hammond as Chairman of the Audit Committee effective March 5, 2004.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

The Compensation Committee of the Board has furnished the following report on executive compensation for fiscal 2003.

The Committee’s Responsibilities

The Compensation Committee of the Board of Directors is composed entirely of non-employee directors. The Compensation Committee is responsible for setting and administering policies which govern the Company’s executive compensation programs. The purpose of this report is to summarize the compensation philosophy and policies that the Compensation Committee applied in making executive compensation decisions in 2003.

Compensation Philosophy

The Compensation Committee has approved compensation programs intended to:

•	Attract and retain talented executive officers and key employees by providing total compensation competitive with that of other executives employed by companies of similar size, complexity and lines of business;

•	Motivate executives and key employees to achieve strong financial and operational performance;

•	Emphasize performance-based compensation, which balances rewards for short-term and long-term results;

•	Reward individual performance;

•	Link the interests of executives with stockholders by providing a significant portion of total pay in the form of stock incentives; and

•	Encourage long-term commitment to the Company.

The Compensation Committee held four meetings during fiscal 2003

Stock Based Compensation Plans

At December 31, 2003, stock options and warrants had been issued from the following stock based compensation plans:

•	1995 Long-Term Incentive Plan. Adopted by the Company in February 1996, this plan allows for up to 7,500,000 shares of the Company’s Common Stock to be issued to officers, directors, employees, consultants and advisors. As of December 31, 2003, 5,050,917 options issued under this plan were outstanding;

•	Amended and Restated CEI Plan. Adopted by the Company following the acquisition by the Company of CanArgo Oil & Gas Inc. in 1998, this plan allowed for 988,000 shares of the Company’s Common Stock to be issued to employees, consultants and advisors. As of December 31, 2003, 719,000 options issued under this plan were outstanding; and

•	Special Stock Options and Warrants. Adopted by the Company in September 2000, this plan was created to allow the Company to retain and provide incentives to existing executive officers and directors and to allow recruitment of new officers and directors following the Company’s decision to relocate finance and administrative functions from Calgary, Canada, to London, England. As of December 31, 2003, 2,220,000 special stock options and warrants issued under this plan were outstanding.

In March 2003, following the unanimous recommendation of the Compensation Committee, the Company amended the terms of the above stock based compensation plans which are currently in issue (the “Plans”). The amendments to the Plans were made in order to retain and incentivise key members of the management team. The options were repriced at US$0.10 each, approximately 2.5 times the market price of the Company’s Common Stock at the date of the recommendation of the Compensation Committee. These options vested immediately and expire on March 4, 2008. See “Repricing of Stock Options March 5, 2003” below for details of repriced stock options held by Named Officers.

Compensation Methodology

Each year the Compensation Committee reviews data from market surveys, proxy statements issued by competitors and independent consultants to assess the Company’s competitive position with respect to the following three components of executive compensation:

•	base salary;

•	annual incentives; and

•	long-term incentives.

The Compensation Committee also considers individual performance, level of responsibility, and skills and experience in making compensation decisions for each executive.

Components of Compensation

Base Salary: Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys, and competitive data obtained from consultants and staff research. The goal for the base pay component is to compensate executives at a level which approximates the median salaries of individuals in comparable positions with comparable companies in the oil and gas industry. The Compensation Committee approves all salary increases for executive officers.

Annual Incentives: An annual cash incentive has been developed and approved for the Chief Executive Officer.

Long-Term Incentive Compensation: The Compensation Committee has structured long-term incentive compensation to provide for an appropriate balance between rewarding performance and encouraging employee retention. Long-term incentives are granted primarily in the form of stock options. The purpose of stock options is to align compensation directly with increases in shareholder value. The number of options granted is determined by reviewing survey data to determine the compensation made to other executives and management employees in comparable positions with comparable companies in the oil and gas sector. In determining the number of options to be awarded, the Compensation Committee also considers the grant recipient’s qualitative and quantitative performance, the size of stock option awards in the past, and expectations of the grant recipient’s future performance.

In 2003, the Compensation Committee approved a series of new stock options to a broad range of employees and officers and in 2002, approved new stock options to one officer and one employee. The stock option awards were granted under the various plans available in the company.

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, the Company may not deduct annual compensation in excess of $1 million paid to certain employees, generally its Chief Executive Officer and its four other most highly compensated executive officers, unless that compensation qualifies as performance-based compensation. While the Compensation Committee intends to structure performance-related awards in a way that will preserve the maximum deductibility of compensation awards, the Compensation Committee may from time to time approve awards which would vest upon the passage of time or other compensation which would not result in qualification of those awards as performance-based compensation. It is not anticipated that compensation realized by any executive officer under the Company’s plans and programs now in effect will result in a material loss of tax deductions.

Compensation of the Chief Executive Officer

The Compensation Committee reviews annually the compensation of the Chief Executive Officer and recommends any adjustments to the Board of Directors for approval. The Chief Executive Officer participates in the same programs and receives compensation under the same programs as other executives. However, the Chief Executive Officer’s compensation reflects the greater policy and decision-making authority that the Chief Executive Officer holds and the higher level of responsibility he has with respect to the strategic direction of the Company and its financial and operating results. For 2003, the components of Dr. Robson’s compensation were:

•	Base Salary: After considering the Company’s overall performance and competitive practices, and the signing of a new contract, the Compensation Committee recommended, and the Board of Directors approved, a base salary of £150,000 (approx $217,500) for Dr. Robson, effective July 1, 2003.

•	Short-Term Incentives: In 2003, incentive compensation for Dr. Robson was based solely upon increase in cash flow per quarter. Based on 2003 cash flow performance each quarter, Dr. Robson qualified for a quarterly bonus in 2003 of $17,632 in total. The bonus is capped at one times salary for a given quarter.

In June 2003, the Compensation Committee renewed the Chief Executive Officer’s contract giving a mutual 6 (six) month notice period for termination.

It is the Compensation Committee’s intention that, when taken together, the components of Dr. Robson’s pay, including base salary, annual incentives, short-term incentive opportunity and long-term incentives, will result in compensation which approximates compensation paid by companies of similar size in the same industry.

This report has been provided by the Compensation Committee.

Nils Trulsvik, Chairman.
Russ Hammond

Stock Option Repricing

The Compensation Committee also provided the following report relating to the repricing of stock options which took place in March 2003:

In order to provide continuing incentivisation for key members of the management team and to incentivise staff in general, the Compensation Committee met to consider the repricing of stock options which were priced at a significant premium to the market price. It was agreed that with the Company wishing to move forward with a program to develop its projects in Georgia, it was necessary to retain and incentivise such employees and that a repricing of the options should certainly be considered. The potential implications of this were considered by the Committee and it was unanimously agreed to recommend that a repricing take place. It was noted that the Company’s stock was trading at $0.04, but the Committee recommended that the repricing should be at $0.10, approximately 2.5 times the market price. This was unanimously agreed by the Compensation Committee and the Compensation Committee requested that this be implemented.

Nils Trulsvik, Chairman
Russ Hammond

Compensation Committee Interlocks and Insider Participation

     During 2003, the Company’s Compensation Committee consisted of Nils Trulsvik and Russ Hammond, both currently independent non-employee directors. See the section entitled “Certain Relationships and Related Transactions-What related party transactions involved directors?”.

Management Agreements

Dr David Robson serves as Chairman and Chief Executive Officer of the Company pursuant to an agreement with Vazon Energy Limited of which Dr Robson is the sole owner and Managing Director. Dr Robson through Vazon Energy Limited, has signed a comprehensive Management Services Agreement with a rolling six-month termination notice period and a two-year non-competition clause effective from the date of termination of the agreement.

Under the terms of the Management Services Agreement Dr Robson received during 2003 a base salary of £12,500 per calendar month. Dr Robson is further entitled to a cash bonus payable at the discretion of the Compensation Committee (or failing that the Company’s Board) upon the occurrence of certain specified events reflecting the value to the Company of such an event. The Management Services Agreement does not contain any provisions in relation to stock options.

The Management Services Agreement became effective on June 30, 2000 and terminates on either party giving 6 months written notice to terminate in which case the agreement will terminate 6 months after receipt of the notice. Other grounds for termination are the liquidation or dissolution of the Company, mutual agreement of the parties to terminate and the occurrence of an Event of Default as defined in the Management Services Agreement. In the event of a “change of control” of the Company, the Company must give Dr Robson not less than 12 months written notice to terminate the Management Services Agreement. The Management Services Agreement contains a covenant in terms of which Dr Robson will not, for a period of two years following the termination of the agreement, directly or indirectly induce any consultant of the Company to terminate their employment, hire by direct approach any consultant of the Company, or in any way interfere with the relationship of the Company and any consultant, agent or representative. Furthermore, Dr Robson is prohibited from directly or indirectly soliciting, diverting or attempting to divert business or related business from the Company for a period of two years from the date of termination of the Management Services Agreement.

Under the terms of the agreement, Dr Robson has a duty not to disclose any confidential information of the Company and he must use such information solely for the benefit of the Company. Dr Robson has a contractual obligation under this agreement to disclose and deliver to the Company for its exclusive use and benefit any inventions as a direct result of work performed for the Company.

In terms of benefits, the Company will make a monthly contribution of 9% of base salary to Dr Robson’s pension requirements. Dr Robson will further be provided with life insurance with death cover of four times his base salary (excluding any bonus), permanent health insurance and comprehensive BUPA Travel Insurance.

The Management Services Contract does not contain any “gross-up” provisions for “excess parachute” payments, severance provisions or provisions requiring Dr Robson’s nomination to the Board of the Company.

Summary Compensation Table

The following table shows all compensation paid or accrued by the Company and its subsidiaries during the years ended December 31, 2003, 2002 and 2001 to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of such dates (the “Named Officers”) for services rendered to the Company and its subsidiaries during each of the past three fiscal years.

Annual Compensation

					Securities
					Underlying	All Other Compensation
Name and Principal	Year	Salary (6)		Bonus	options	(5),(6)
Position	Ended	(GBP)	($ equiv)	($)	/SAR's	(GBP)	($ equiv)

	2003	150,000	266,775	17,573	3,000,000	13,500	24,010
David Robson	2002	150,000	240,660	29,000	0	13,500	19,575
Chairman & CEO (1)	2001	150,000	240,660	15,075	585,000	13,500	19,575
	2003	30,000	53,355		0	2,700	4,802
Murray Chancellor	2002	120,000	192,528		0	10,800	15,660
COO(2)	2001	120,000	174,180		200,000	10,800	15,660
	2003	120,000	213,420		600,000	10,800	19,207
Vincent McDonnell	2002	106,000	170,066		100,000	9,540	13,822
CFO and CCO(3)	2001	95,000	137,892		100,000	8,550	12,398
	2003	57,000	101,374		200,000	5,130	9,124
Liz Landles	2002	57,000	91,451		0	5,130	7,695
Corporate Secretary (4)	2001	47,244	68,574		72,000	0	0

(1)	Dr Robson has served as Chairman and Chief Executive Officer since July 15, 1998 and provides services to the Company through Vazon Energy Limited.

(2)	Mr Chancellor served as Chief Operating Officer from September 12, 2000 to March 31, 2003.

(3)	Mr McDonnell has served as Chief Commercial Officer since April 1, 2001. Prior thereto he served as Commercial Manager from December 1, 2000. In September 18, 2002 he was appointed Chief Financial Officer of the Company. In May 2, 2003 he was appointed Director.

(4)	Mrs Landles has served as Company Secretary since August 1, 2002.

(5)	Primarily the Company’s contributions to or accruals with respect to individual retirement and pension plans.

(6)	Salaries and Other Compensation are paid in UK Pounds Sterling (“GBP”). Exchange rates used to convert from GBP to $ used were as follows; for 2001 and 2002 1 GBP = $1.6044, and for 2003 the year end rate of 1 GBP = $1.7785.

Option Grants During the Year Ended December 31, 2003

The following table sets forth information concerning options granted to the Named Officers who were employed during the year ended December 31, 2003.

	Number of	% of Total
	Securities	Options			Grant Date
	Underlying	Granted to			Present Value(2)
	Options	Employees	Exercise	Expiration	Per
Name	Granted	in 2003	Price	Date	Share	Total

David Robson (1)	333,333	21.0%	$0.10	04/03/2008	$0.0603	$20,100
Vincent McDonnell(1)	300,000	18.9%	$0.10	04/03/2008	$0.0603	$18,090
Liz Landles (1)	28,000	1.8%	$0.10	04/03/2008	$0.0603	$1,688

(1)	The options were granted at an exercise price approximately 2.5 times the share price at the time of issue. All the options vested immediately.

(2)	The hypothetical value of the options as of their date of grant has been calculated using the Black-Scholes option pricing model, as permitted by SEC rules, based upon a set of assumptions set forth in the following table. It should be noted that this model is only one method of valuing options, and the Company’s use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the Common Stock over the option exercise price at the time of exercise.

			Risk-Free Interest
Exercise Price	Dividend Yield	Volatility	Rate	Expected Term

$0.10	0.00%	80.47%	2.91%	5 Years

The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”

Pursuant to the terms of the Company’s various stock option plans, the Compensation Committee may, subject to each plan’s limits, modify the terms of outstanding options, including the exercise price and vesting schedule thereof. These values are not intended to forecast future appreciation of the Company’s stock price. The actual value, if any, which an executive officer may realize from his options (assuming that they are exercised) will depend solely on the increase in the market price of the shares acquired through option exercises over the exercise price, measured when the shares are sold.

Equity Compensation Plans

The following table sets forth information concerning equity compensation plans adopted by the Company’s as at December 31, 2003.

Plan Category

	Number of	Weighted average	Number of
	securities to be	exercise price of	securities that
	issued upon	outstanding	remain available
	exercise of	options, warrants	for future Issuance
	outstanding	and rights	under equity
	options, warrants		compensation plans
	and rights		(excluding
securities
reflected in column(a))

	(a )	(b )	(c )

Equity compensation plans approved by security holders	5,769,919	$0.12	1,213,419

Equity compensation plans not approved by security holders	2,200,00	$0.63	—

Total	7,969,919	$0.26	1,213,419

The following is a brief summary of our three existing equity compensation plans and arrangements: the 1995 Long-Term Incentive Plan; the CEI Plan, and the Special Stock Options and Warrants. The Special Stock Options and Warrants Plan is the sole equity compensation plan of the Company that has not been approved by our stockholders.

1995 Long-Term Incentive Plan. The 1995 Plan was approved by our stockholders at the annual meeting of stockholders held on February 6, 1996. This Plan allows for up to 7,500,000 shares of the Company’s Common Stock to be issued to officers, directors, employees, consultants and advisors pursuant to the grant of stock based awards, including qualified and non-qualified stock options, restricted stock, stock appreciation rights and other stock based performance awards. As of December 31, 2003, five year options to acquire an aggregate of 5,050,917 shares of Common Stock had been granted under this Plan and were outstanding, 5,006,917 of which are currently 100% vested. The plan expires on November 13, 2005.

Except as described below, the material provisions of the 1995 Long-Term Incentive Plan are substantially similar to the provisions of the 2004 Long Term Stock Incentive Plan described herein.

•	Under the 2004 Long Term Stock Incentive Plan, the Compensation Committee can grant to Eligible Persons (as defined therein) qualified stock options, non-qualified stock options, restricted stock awards, stock appreciation rights, deferred stock awards and other stock-based awards permitted under the Plan which is a wider range of options and awards than under the 1995 Long-Term Incentive Plan. See Proposal 2- “Approval of 2004 Long Term Stock Incentive Plan” for a summary of the provisions of the Plan with respect to each of these types of awards.

•	The maximum number of shares of common stock with respect to which awards may be granted available for distribution under the 2004 Long Term Stock Incentive Plan is 10 million shares of which a maximum of 5 million shares can be granted to any participant in any year. These shares can consist of treasury shares which must be used in the case of awards of restricted stock, which is not specified in the 1995 Long-Term Incentive Plan.

•	The Compensation Committee has discretion to impose restrictions on the transferability of the stock options granted under the plan under the 2004 Long Term Stock Incentive Plan, which is not specified under the 1995 Long-Term Incentive Plan.

•	The provisions in the 2004 Long Term Stock Incentive Plan in relation to the treatment of options upon termination of the optionee’s relationship with or employment by the Company upon the death, retirement, permanent disability or termination for other reasons differ from the 1995 Long-Term Incentive Plan. In the 2004 Long Term Stock Incentive Plan, when an option terminates in such a way all of the optionee’s stock options are exercisable in full. In the 1995 Long-Term Incentive Plan, all options which are not vested upon the occurrence of such an event are forfeited by the optionholder. The periods for which the options can be exercised after the occurrence of the specified termination events in the 2004 Long Term Stock Incentive Plan differ from those in the 1995 Long-Term Incentive Plan as follows:-

Upon the death of the optionee, under the 2004 Long Term Stock Incentive Plan the stock options can be immediately exercised in full for a period of 18 months from the date of death or if earlier upon the expiry of the option term. Under the 1995 Long-Term Incentive Plan, this period is only 6 months.

Upon the retirement or permanent disability of the optionee, under the 2004 Long Term Stock Incentive Plan the stock options can be immediately exercised in full for a period of 12 months from the date of termination or if earlier upon the expiry of the option term. Should the optionee die within this 12 month period any unexercised stock can be exercised for a period of 18 months from the time of death or if earlier upon the expiry of the option. Under the 1995 Long-Term Incentive Plan, this period is 6 months in relation to the total and permanent disability of the optionholder. There are no specific provisions under the 1995 Long-Term Incentive Plan in relation to retirement of the optionholder.

Under the 2004 Long Term Stock Incentive Plan, if the optionee’s relationship with or employment by the Company terminates for any other reason, the stock options will terminate immediately. However, if the termination is by the Company (other than for reason of wilful violation by the optionee of the Company’s rules) or voluntary resignation by the optionee within 6 months of a change of control of the Company then the stock options are exercisable for a period of 3 months and one day after such termination or if earlier upon the expiry of the option. Under the 1995 Long-Term Incentive Plan, if an optionee ceases their relationship with the Company “For Cause” (as defined therein) then all options held by the optionholder may be exercised no later than midnight on the day the termination occurs. In addition, under the 1995 Long-Term Incentive Plan in the event that the termination is for reasons other than death, permanent or total disability or for cause then the options are exercisable within 30 days.

•	The term of the 2004 Long Term Stock Incentive Plan differs from that of the 1995 Long-Term Incentive Plan. The 2004 Long Term Stock Incentive Plan will expire on May 17, 2014, although the Board of Directors may terminate the 2004 Long Term Stock Incentive Plan at any time prior to that date.

The Amended and Restated CanArgo Energy Inc. Plan (the “CEI Plan”). The CEI Plan (sometimes known as the CAOG Plan) was adopted by the Company’s Board of Directors on September 29, 1998. All Options outstanding under the Plan as of July 15, 1998 were assumed by the Company pursuant to the terms of an Amended and Restated Combination Agreement between the Company and CanArgo Energy Inc. dated February 2, 1998 which was approved by the Company’s stockholders on July 8, 1998. This Plan allowed for up to 1,250,000 shares (of which only 988,000 shares were registered) of the Company’s Common Stock to be issued to any director or full-time employee of the Company or a subsidiary of the Company

The Company’s Compensation Committee have the authority to determine the number of shares subject to each option, the option price, the expiration date of each option, the extent to which each option is exercisable during the term of the option and the other terms and conditions relating to each such option. As of December 31, 2003, five year options to acquire an aggregate of 719,000 shares of Common Stock had been granted under this Plan and were outstanding, all of which are currently 100% vested.

Special Stock Options and Warrants. This plan was created to allow the Company to retain and provide incentives to existing executive officers and directors and to allow retirement of new officers and directors following the Company’s decision to relocate finance and administration functions from Calgary, Canada, to London, England. As of December 31, 2003, special stock options and warrants issued under this plan exercisable for an aggregate of 2,200,000 shares of Common Stock were outstanding, subject to customary anti-dilution adjustments.

The Special Stock Options were granted on September 1, 2000 at an exercise price of $1.437 per common share. They expire on September 1, 2005 and vested 1/2 on or after March 1, 2001, 1/4 on or after March 1, 2002 and 1/4 on or after March 1, 2003. The exercise period has been extended for serving directors and personnel by the Company’s Board of Directors.

The Special Stock Purchase Warrants were granted on September 1, 2000 at an exercise price of $1.27. They expire on September 1, 2005 and vested 100% on March 1, 2001. Under the terms of the plan the expiration date of the plan has been extended for serving directors by the Company’s Board of Directors.

Neither the Special Stock Options nor the Special Stock Purchase Warrants qualify as “Incentive Stock Options” within the meaning of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Accordingly, upon exercise, the holders of such options and warrants would be taxed on the same basis as holders of non-qualified stock options.

The above description of the 1995 Long-Term Incentive Plan is qualified in its entirety by reference to the copy of the plan filed as an exhibit to the Forms S-8 covering the Plan filed by the Company with the SEC on April 19, 1996, September 2, 1999 and September 21, 2001. The descriptions of the CEI Plan and the Special Stock Options and Warrants are qualified in their entirety to the copies of such plans filed as exhibits to the Form S-8 and Form S-3, filed by the Company with the SEC on July 17, 1998 and September 11, 2000, respectively.

Repricing of Stock Options March 5, 2003

In March 2003 CanArgo Energy Corporation issued 1,589,166 new options and amended the terms and conditions attaching to 5,117,501 of existing options and warrants. The exercise price for all these options and warrants was amended to US $0.10 (approximately 0.71 Norwegian Krone at that time) approximately 2.5 times the share price at that time. All these options vested immediately and expire on March 4, 2008. With regards to individual officers and directors, details of existing and new options and warrants are as follows:

The following table sets forth information concerning the repricing of stock options held by Named Officers, which took place on March 5, 2003.

						Length of
		Securities	Market Price of	Exercise Price at	New	Original
		Underlying	Stock at Time of	Price at	Exercise	Option Term
		Options/SAR	Repricing or	Time of	Price	Remaining
		Repriced or	Repricing or	Repricing or	($)	at Date of
		Amended	Amendment	Amendment		Repricing or
Name and Position	Date	(%)	($)	($)		Amendment

David Robson	5 March, 2003	4.5	0.04	0.688	0.10	67 months
(Chairman and CEO)	5 March, 2003	0.7	0.04	0.275	0.10	16 months
	5 March, 2003	10.0	0.04	0.36	0.10	17 months
	5 March, 2003	14.2	0.04	0.36	0.10	17 months
	5 March, 2003	28.5	0.04	1.07	0.10	3 months
	5 March, 2003	21.9	0.04	0.687	0.10	40 months
	5 March, 2003	20.0	0.04	1.437	0.10	30 months
Vincent McDonnell	5 March, 2003	33.3	0.04	0.687	0.10	40 months
(CFO and CCO)	5 March, 2003	33.3	0.04	0.14	0.10	54 months
	5 March, 2003	33.3	0.04	0.875	0.10	32 months
Liz Landles	5 March, 2003	5.8	0.04	1.04	0.10	26 months
(Corporate	5 March, 2003	41.9	0.04	0.687	0.10	40 months
Secretary)	5 March, 2003	5.8	0.04	0.30	0.10	17 months
	5 March, 2003	23.3	0.04	1.31	0.10	28 months
	5 March, 2003	23.3	0.04	0.875	0.10	40 months

Option Values at December 31, 2003

The following table sets forth information concerning option exercises and the number and hypothetical value of stock options held by the Named Officers as at December 31, 2003.

Number of Shares	Value of Unexercised
Number of	Underlying Unexercised	(	In-the-Money Options
Shares	Options Held at Fiscal Year	at Fiscal Year End
Acquired	Value	End (1)	(	($)
Name	on Exercise	Realized ($)	Exercisable	Un-exercisable	Exercisable	Un-exercisable

David Robson	0	0	3,000,000	0	1,200,000
Murray Chancellor(2)	0	0	166,667	83,333	—
Vincent McDonnell	0	0	600,000	0	240,000
Liz Landles	0	0	200,000	0	80,000

(1)	The exercise of stock options is not dependent on performance criteria and may be exercised in full when vested.

(2)	Mr. Chancellor is a former employee of the Company. His options are not in-the-money. All options for the other current officers stated are exercisable currently.

Performance Measurement Comparison

The chart set forth below shows the value of an investment of $100 on December 31, 1997 in each of the Company’s Common Stock, the NASDAQ Composite Index and a peer group of certain oil and gas exploration and development companies. The peer group consists of the following independent oil and gas exploration companies: A&B Geoscience Corporation, Aminex plc, Bitech Petroleum Corporation, Bow Valley Energy Ltd., ASA, EuroGas, JKX Oil & Gas plc, Centurion Energy International Inc., Lundin Oil AB, Ramco Energy plc and Soco International plc. Some of these companies no longer exist and are not included in the later years if they are no longer quoted as a public company.

All values assume reinvestment of the pre-tax value of dividends paid by companies included in these indices and are calculated as of December 31 of each year. The historical stock price performance of the Common Stock shown in the performance graph below is not necessarily indicative of future stock price performance.

Year End	CanArgo Stock Price	NASDAQ Composite Index	Peer Group Index

1997	100	100	100

1998	33	140	69

1999	82	260	82

2000	94	158	80

2001	31	110	75

2002	5	75	118

2003	52	113	247

The Audit Committee Report, the Compensation Committee Report on Executive Compensation and the Stock Price Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates that Report or the Graph by specific reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Description of Voting Securities

The Voting Securities of the Company consist solely of Common Stock. The Common Stock is voted as a single class on all matters. The Common Stock is entitled to one vote per share.

Security Ownership by Management

The following table sets forth information as of December 31, 2003 with respect to aggregate beneficial ownership of outstanding shares of Common Stock and shares of Common Stock that would be issued upon exchange of Exchangeable Shares either outstanding or issuable for no additional consideration, by each person known by the Company to be the beneficial owner of more than 5% of the aggregate of such shares, by each Director and Named Officer of the Company and by all Directors and executive officers of the Company as a group.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class

David Robson	3,257,750	(1)	3.1%
Vincent McDonnell	600,000	(2)	*
Nils Trulsvik	562,450	(3)	*
Russ Hammond	500,000	(4)	*
Murray Chancellor	250,000	(5)	*
Liz Landles	200,000	(6)	*
All Directors and executive officers as a group (6 persons)	4,550,000	(7)	4.3%

*	Less than 1%.

(1)	Includes 3,000,000 shares underlying presently exercisable options.

(2)	Includes 600,000 shares underlying presently exercisable options.

(3)	Includes 500,000 shares underlying presently exercisable options and warrants.

(4)	Includes 500,000 shares underlying presently exercisable options and warrants.

(5)	Includes 250,000 shares underlying presently exercisable options. Mr. Chancellor is a former employee of the Company.

(6)	Includes 200,000 shares underlying presently exercisable options

(7)	Includes 4,550,000 shares underlying presently exercisable options held by directors and executive officers as a group.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Reporting persons are required by SEC Regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2003 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

PROPOSAL 1. -ELECTION OF DIRECTORS

The current term of office of all of the Company’s directors expires at the 2004 annual meeting. The Board of Directors has nominated five persons to be elected directors at the annual meeting to hold office until the next annual meeting of stockholders and until the election of their respective successors. All of the nominees are currently serving as directors, although Michael Ayre was elected to the Board on March 5, 2004, since the last election of directors. Directors are elected by a plurality of votes cast; broker non-votes and votes withheld have no effect on the vote. If you do not wish your shares to be voted for a particular nominee, you may so indicate in the space provided on the proxy form or withhold authority. All proxies received by the Board of Directors will be voted FOR the nominees listed below if no direction to the contrary is given. Each of the nominees has consented to serve if elected. In the event that any nominee is unable or declines to serve, the proxies will be voted for the election of any alternate nominee who is designated by the Board of Directors.

The nominees for director are:

David Robson, a resident of Guernsey, was elected a Director, Chairman of the Board and Chief Executive Officer of the Company on July 15, 1998 and subsequently President and Chief Executive Officer, being reappointed Chairman on November 21, 2002. He has also served as a Director, Chairman of the Board and Chief Executive Officer of the Company’s subsidiary, CanArgo Oil & Gas Inc., since July 1997, as President of CanArgo Oil & Gas Inc.’s subsidiary, Ninotsminda Oil Company Ltd, since 1996, and as Managing Director and sole owner of Vazon Energy Limited, a company which provides consulting services to the energy industry, since March 1997. From April 1992 until July 1993, Dr Robson was General Manager of JP Kenny/Intershelf Oil & Gas Resources, from July 1993 until December 1993, Operations Director of JP Kenny Exploration and Production Limited (“JP Kenny”), from December 1993 until November 1994, Managing Director, JP Kenny and from November 1994 until March 1997, Dr Robson was Chief Executive Officer of JKX Oil & Gas Plc. Prior to this he was employed in technical and commercial positions in Britoil plc, Hamilton Oil and Mobil. In June 2003 Dr Robson was awarded with the Order of Honour for services to the Georgian hydrocarbon extraction industry. He holds a B.Sc. (Hons) degree in Geology, a Ph.D. in Geochemistry and an MBA. Dr. Robson devotes substantially all of his time to the Company.

Vincent McDonnell, a resident of the UK, was elected a Director of the Company on May 2, 2003. He has served the Company as Chief Financial Officer since September 23, 2002. Prior thereto, he served the Company as Chief Commercial Officer from April 2001 and Commercial Manager from December 2000. Prior to joining the Company, he was an independent oil and gas consultant from May 1999 until October 2000. From 1994 until April 1999, Mr. McDonnell served as Commercial Manager of JKX Oil & Gas plc. Prior to 1994, Mr. McDonnell worked in various business, commercial and technical roles with a number of companies, including Mobil and Britoil. He holds a B.Sc (Hons.) degree in Geology, an M.Sc. degree in Geophysics and an MBA.

Michael Ayre, a resident of Guernsey, was elected a Director of the Company on March 5, 2004. He is currently Managing Director of Mees Pierson Reads, a trust management and financial advisory company. He was previously employed from 1983 to 1987 in the London office of Touche Ross & Co (now Deloitte & Touche ) and the Guernsey office from 1981 to 1983 of Peat Marwick Mitchell ( now KPMG ). Mr Ayre is a member of the Chartered Association of Certified Accountants and the Chartered Institute of Taxation. He was formerly a non-executive director of Woolwich Guernsey Limited and is currently a non-executive director of the Guernsey subsidiaries of Unigestion, a Swiss fund management group.

Russ Hammond, a resident of the UK, was elected a Director of the Company on July 15, 1998. He has also served as a Director of the Company’s subsidiary, CanArgo Oil & Gas Inc., since June 1997. Although retired, Mr Hammond has over the past five years been an investment advisor to Provincial Securities Ltd, a private investment company. Mr Hammond has been Chairman of Terrenex Acquisition Corporation, an oil and gas and joint venture company since 1992 and a director of Cadiz Inc., a US public company, from 1989 to January 1999. In June 2003 Russ Hammond was awarded with the Order of Honour for services to the Georgian hydrocarbon extraction industry.

Nils Trulsvik, a resident of the UK, was elected a Director of the Company on August 17, 1994. He has served the Company as President and Chief Executive Officer from February 1997 to July 1998 and from November 1994 to March 1995; and as Executive Vice President from March 1995 to February 1997 and from September 1994 until November 1994. Since January 1999, Mr Trulsvik has served as the Chief Executive Officer of Force Petroleum Limited. From August 1998, Mr Trulsvik has been a partner in a consulting company, The Bridge Group. Mr. Trulsvik is a petroleum explorationist with extensive experience in petroleum exploration and development throughout the world. Prior to joining the Company, he held various positions with Nopec a.s., a Norwegian petroleum consultant group of companies of which he was a founder, including Managing Director from 1987 to 1993 and Special Advisor from 1993 to August 1994.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
(Proposal 1)

PROPOSAL 2. — APPROVAL OF THE 2004 LONG TERM STOCK INCENTIVE PLAN

The Board has unanimously approved the 2004 Long Term Stock Incentive Plan (“2004 Stock Incentive Plan”) and has directed that it be submitted for the approval of the stockholders at the annual meeting. The 2004 Stock Incentive Plan will become effective on the date of shareholder approval (the “Effective Date”).

The following description of the 2004 Stock Incentive Plan is only a summary of the important provisions of the 2004 Stock Incentive Plan and does not contain all of the terms and conditions of the 2004 Stock Incentive Plan. You can obtain a copy of the full text of the 2004 Stock Incentive Plan, without charge, upon request to our Corporate Secretary.

What Is the Purpose of the 2004 Stock Incentive Plan?

The purpose of the 2004 Stock Incentive Plan is to help us hire and keep directors, consultants, officers and other employees of outstanding ability and to motivate employees to exert their best efforts on our behalf. In addition, we expect to benefit from the added interest which the awardees will have in our welfare as a result of their ownership or increased ownership of our Common Stock.

What Types of Options and Awards Can be Granted Under the 2004 Stock Incentive
Plan?

Options and other awards authorized under the 2004 Stock Incentive Plan include:

•	incentive stock options (“ISOs”) which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);

•	stock options which are “non-qualified” for federal income tax purposes (“NQOs”), to which the provisions of the Code pertaining to ISOs do not apply;

•	restricted stock awards, which are awards of stock that are subject to forfeiture in the event of premature termination of employment, our failure to meet certain performance objectives, or other conditions;

•	stock appreciation rights (“SARs”), which enable a recipient to profit immediately from the difference between the exercise price of an option and the fair market value of the stock;

•	deferred stock awards, which are awards of stock that are not distributed to the participant until after a specified deferral period;

•	and other stock-based awards permitted under the 2004 Stock Incentive Plan (including, but not limited to, performance shares and convertible debentures).

Each award described above is sometimes referred to in this Proxy Statement as an “Award”, and all such awards are sometime collectively referred to in this Proxy Statement as “Awards” and individuals receiving Awards are sometimes referred to as “Awardees”.

The 2004 Stock Incentive Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

How Will the 2004 Stock Incentive Plan Be Administered?

•	The 2004 Stock Incentive Plan will be administered by the Compensation Committee (or such other committee established by the Board), which shall consist of at least two (2) directors, appointed by the Board, who are “Non-Employee Directors” as defined by the SEC under Rule 16b-3.

•	The term of office of the Compensation Committee members is fixed from time to time by the Board of Directors. The Board may from time to time remove members from the Compensation Committee, with or without cause, or add members to the Compensation Committee. Vacancies in the Compensation Committee, however caused, will be filled by the Board.

•	Subject to the express terms and conditions of the 2004 Stock Incentive Plan, the Compensation Committee will have full power to make Awards, to construe or interpret the 2004 Stock Incentive Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration. Except as otherwise provided in the 2004 Stock Incentive Plan, the Compensation Committee may also determine which persons shall be granted Awards, the nature of the Awards granted, the number of shares subject to Awards and the time at which Awards shall be made. Such determinations will be final and binding.

How Much Stock Will Be Available Under the 2004 Stock Incentive Plan?

The only class of stock subject to an Award is Common Stock. The maximum number of shares of Common Stock with respect to which Awards may be granted is 10,000,000 shares; however, this number is subject to adjustment in the event of a recapitalization, reorganization or similar event. The maximum number of shares of Common Stock with respect to which Awards may be granted to any participant in any year under the 2004 Stock Incentive Plan is 5,000,000 shares.

Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares, except that treasury shares must be used in the case of Awards of restricted stock. Any shares represented by Awards which are cancelled, forfeited, terminated or expire unexercised will again be available for grants and issuance under the 2004 Stock Incentive Plan.

Who Is Eligible to Participate in the 2004 Stock Incentive Plan?

•	Persons eligible for Awards under the 2004 Stock Incentive Plan will be limited to directors, consultants, officers and other employees of the Company and our subsidiaries who are responsible for the management, growth, profitability and protection of the business of the Company and our subsidiaries (“Eligible Persons”).

•	The Compensation Committee will select who will receive Awards and the amount and nature of such Awards.

What Happens If the Number of Outstanding Shares Changes Because of a Merger,
Consolidation, Recapitalization or Reorganization?

•	In the event that our outstanding shares of Common Stock are increased, decreased or changed or converted into other securities by reason of merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend or other change in our corporate structure affecting the stock, the number of shares that may be delivered under the 2004 Stock Incentive Plan and the number and/or the option price of shares subject to outstanding options and any other Awards under the 2004 Stock Incentive Plan may be adjusted at the sole discretion of the Compensation Committee to the extent that the Compensation Committee determines to be appropriate, provided, however, that the number of shares subject to any Awards will always be a whole number, and provided further that, in the case of ISOs, no such adjustment will be authorized to the extent that it would constitute a “modification” as defined in Section 424(h)(3) of the Code or would cause the 2004 Stock Incentive Plan to violate Section 422(b)(1) of the Code or any successor provision thereto.

•	The adjusted option price will also be used to determine the amount payable to us upon the exercise of any SAR associated with any option.

When Will the 2004 Stock Incentive Plan Terminate?

The 2004 Stock Incentive Plan will expire on May 17, 2014, but the Board of Directors may terminate the 2004 Stock Incentive Plan at any time prior to that date and Awards granted prior to such termination may extend beyond such date. Termination of the 2004 Stock Incentive Plan will not alter or impair, without the consent of the optionee or grantee, any of the rights or obligations of any Award made under the 2004 Stock Incentive Plan.

What Changes Can the Board Make to the 2004 Stock Incentive Plan?

The Board may from time to time alter, amend, suspend or discontinue the 2004 Stock Incentive Plan. However, no such action of the Board may alter the provisions of the 2004 Stock Incentive Plan so as to alter any outstanding Awards to the detriment of the optionee or participant without such participant’s or optionees consent, and no amendment to the 2004 Stock Incentive Plan may be made without stockholder approval if such amendment would materially increase the benefits to the optionees or the participants in the 2004 Stock Incentive Plan, materially increase the number of shares issuable under the 2004 Stock Incentive Plan, reduce below 100% (110% in the case of a 10% Owner) of the fair market value on the date of grant the price per share of which any option may be granted, extend the terms of the 2004 Stock Incentive Plan or the period during which options may be granted or exercised or materially modify requirements as to eligibility to participate in the 2004 Stock Incentive Plan.

What Are the Important Provisions of the Plan With Respect to Each Type of
Award?

A. Options

Option Price. The Compensation Committee shall determine the option price of all NQOs and all ISOs; provided however, that the option price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted and, provided further, that in the case of a participant who owns more than 10% of our issued and outstanding stock on the date of grant, the option price of an ISO shall be at least 110% of the fair market value of the Common Stock on the date the option is granted. The aggregate fair market value of the Common Stock with respect to which an ISO is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

Option Term. The Compensation Committee shall determine the expiration date of each Option; provided, however, that no ISO shall be exercisable after the expiration of five (5) years and (1) one day from the date the option was granted, unless the Option term is extended by the Compensation Committee but not to extend beyond ten (10) years, and, provided further, that ISOs granted to employees who are 10% owners on the date of grant shall expire no later than five (5) years from the date of grant. Options may terminate earlier as provided elsewhere herein.

Exercisability of Options. Stock options shall be exercisable at such time or times as determined by the Committee at or subsequent to the date of grant; provided, however, that notwithstanding the foregoing from and after a Change of Control (as hereinafter defined) all stock options shall become immediately exercisable to the full extent of the AWARD. Options granted under the 2004 Stock Incentive Plan are subject to provisions regarding acceleration of exercise in the event of a Change of Control (as defined in the 2004 Stock Incentive Plan), including exercise by officers, directors and 10% Owners, and termination of employment due to retirement, death, disability, termination without cause and voluntary termination with our consent.

Method of Exercise. Options may be exercised, in whole or in part, by giving us written notice of exercise specifying the optionee’s election to purchase shares subject to the options. Upon exercise of Options and payment of the exercise price, we will issue shares out of the amount so authorized under the 2004 Stock Incentive Plan. The exercise price of an Option shall be paid for in full (i) with cash (either by certified or bank check), or (ii) at the sole discretion of the Compensation Committee, at the equivalent fair market value of shares of unrestricted Common Stock already owned by the optionee, properly endorsed, or (iii) in the case of NQOs and at the sole discretion of the Compensation Committee, at the equivalent fair market value of restricted Common Stock already owned by the optionee, or deferred stock subject to an Award under our Plans, or in accordance with other methods determined by the Compensation Committee or the Board. The Compensation Committee may require any person entitled to receive payment in respect of an Award to remit to us, prior to such payment, an amount sufficient to satisfy any federal, state or local tax withholding requirements.

Unless the Compensation Committee determines otherwise at the time of grant, during the 60-day period after a Change of Control, and only with respect to Options that are unaccompanied by a SAR, each optionee (other than (i) a member of the Compensation Committee or (ii) an optionee who initiated a Change of Control in a capacity other than as one of our officers or directors) shall have the right to elect, by giving us written notice, to surrender all or part of the Option to us and to receive in cash (in lieu of exercising the Option) an amount equal to the amount by which the fair market value per share of the Common Stock on the date of exercise exceeds the exercise price per share under the Option multiplied by the number of shares of Common Stock granted under the Option as to which such right is exercised.

However, any officer, director or 10% Owner of our capital stock (collectively, an “Insider”) may only settle such right pursuant to an irrevocable election to settle the right no earlier than six (6) months after the date of such election, provided that the Change of Control transaction was approved by our stockholders (excluding Insider stockholders).

The fair market value of the Common Stock attributable to any such right associated with an ISO is calculated on the same basis of determining the fair market value on the date of exercise of the ISO. The fair market value of the Common Stock attributable to any such right associated with an NQO is the higher of (i) the highest reported sale price of our Common Stock on the Oslo Stock Exchange (or other exchange or market in which our stock is then being traded) for the 60-day period preceding the Change of Control and (ii) the highest per share price paid in any Change of Control transaction.

Restrictions on Transferability. The Compensation Committee, in its absolute discretion, may impose such restrictions on the transferability of the Options granted under the 2004 Stock Incentive Plan as it deems appropriate. Any such restrictions shall be set forth in the Stock Option Agreement with respect to such Options and may be referred to on the certificates evidencing shares issued pursuant to an Award. ISOs may not be transferred by an optionee other than by will or by laws of descent and distribution.

Effect of Termination of Employment, Death, Retirement or Permanent Disability. Except as hereinafter provided, every Option granted pursuant to the 2004 Stock Incentive Plan shall terminate on the earlier to occur of (i) the fixed expiration date set forth in the Option Agreement; and (ii) (a) if an employee ceases to be employed by us by reason of retirement or permanent disability, then 12 months after such cessation of employment, to the extent that the employee was entitled to exercise it on the date of his cessation of employment, or (b) if an employee dies while employed by us or within 18 months of his termination of employment by reason of retirement or permanent disability, then by his legal representative at any time within 18 months after his death in the event the optionee died while employed by us or within 18 months of his death in the event the optionee died after retirement or permanent disability, or (c) a date determined by the Compensation Committee. After the date of such termination, such Option exercises may only be made for the full number of shares subject to the Option.

If an optionee’s relationship or employment by us terminates for any reason other than death, permanent disability or retirement, every Option granted to the optionee pursuant to the 2004 Stock Incentive Plan shall terminate effective as of the termination date; provided, however, that if such employment is terminated by our action (other than for reason of willful violation by the optionee of our rules), or by voluntary resignation of the optionee, in either case within six (6) months following a Change of Control, Options held by such optionee may be exercised in full until the earlier of their expiration in accordance with their terms and three (3) months and one (1) day from such termination, or at the discretion of the Compensation Committee. Transfers of employees among our affiliates and authorized leaves of absence are not deemed terminations of employment.

If an optionee holding ISOs does not exercise the Option within three (3) months after termination of such optionee’s employment (one (1) year if such optionee’s employment was terminated due to disability) the Option shall cease to be an ISO and shall be treated as an NQO for federal income tax purposes. In the event that an optionee’s employment is terminated by reason of such optionee’s death any ISOs shall continue to be treated as ISOs regardless of when they are exercised.

Option Buyout or Repricing. The Compensation Committee may at any time offer to repurchase an Option or to reprice an Option (other than outstanding ISOs and subject to the receipt of shareholder approval if required under the Plan, stock exchange requirements or under Section 16 of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), based on such terms and conditions as the Compensation Committee shall establish at the time of such offer.

B. Stock Appreciation Rights

Grant and Exercise. SARs enable a recipient to profit immediately from the disparity between the exercise price of the option and the fair market value of the stock. SARs may be granted as part of an Award (i) in the case of an NQO, at the time of the grant or thereafter, and (ii) in the case of an ISO, at the time of the grant only. SARs generally terminate upon the exercise of the related option and, unless exercised in connection with the death or permanent disability of the participant, are subject to the exercise conditions imposed on Insiders by Section 16 of the U.S. Securities Exchange Act of 1934, as amended. SARs granted in connection with ISOs may be exercised only when the market price of the stock subject to the ISO exceeds the option price of the ISO.

Method of Exercise. Upon exercise of the SAR, the optionee shall receive in cash or stock, as determined by the Compensation Committee, the difference between the fair market value of the stock at the time of exercise and the exercise price of the option, multiplied by the number of shares in respect of which the SAR has been exercised. However, for sixty (60) days following a Change of Control, an SAR unaccompanied by an ISO shall be valued at the higher of (a) the highest reported sales price on the American Stock Exchange (or in such other market as our stock may then be traded) and (b) the highest price paid per share of our stock in such Change of Control transaction.

C. Restricted Stock, Deferred Stock and Other Stock Based Awards

Grant. The Compensation Committee may, at its discretion, award to a recipient either restricted stock, deferred stock or other stock based awards (collectively the “Stock Awards”). The Stock Awards will be evidenced by an agreement and provide that the stock subject to the Stock Award is not transferable for a specified period, or, in the case of an Award of deferred stock, not issuable for a specified period. In the case of a deferred stock Award, the Compensation Committee may require a minimum payment at the end of the restrictive period or completion of a specified performance period and, in the event of a Change of Control, Stock Awards will be immediately issued to the recipient. Each recipient of a Stock Award will be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares. Subject to the provisions of the 2004 Stock Incentive Plan and each agreement, each recipient of the Stock Award will be entitled to receive currently or on a deferred basis, interest or dividends, or equivalents thereof, with respect to such Award and the Compensation Committee may provide that such amounts shall be deemed to be reinvested in additional stock or otherwise reinvested. Any stock based Award shall be issued for no cash consideration and any underlying securities of such Award shall be priced at no less than 50% of the fair market value of the stock on the date of grant.

If the recipient of a Stock Award ceases to be an employee for any reason, then the Stock Award is subject to forfeiture, except as provided in the particular agreement and except as such forfeiture may be waived by the Compensation Committee when it, in its discretion, determines that such waiver is in our best interests.

In the event of a participant’s retirement, permanent disability or death, or in cases of special circumstances, the Compensation Committee may waive any or all of the remaining restrictions and limitations imposed under the 2004 Stock Incentive Plan with respect to any Stock Awards.

Restrictions on Transferability. Shares of restricted stock and deferred stock Awards may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of until such time as the stated restrictions, or deferral period, as the case may be, lapse. The Compensation Committee, in its absolute discretion, may impose such restrictions on the transferability of the Stock Awards granted in this 2004 Stock Incentive Plan as it deems appropriate. Any such restrictions shall be set forth in the Stock Option Agreement with respect to such Stock Awards and may be referred to on the certificates evidencing shares issued pursuant to any such Stock Award. Shares of restricted stock will be evidenced by a certificate that bears a restrictive legend.

What are the U.S. Federal Income Tax Consequences of the 2004 Stock Incentive
Plan?

The following discussion is a summary of the U.S. Federal income tax consequences to recipients of Awards and to us with respect to Awards granted under the 2004 Stock Incentive Plan. The 2004 Stock Incentive Plan is not qualified under Section 401(a) of the Code.

Incentive Stock Options (ISOs). No income is generally recognized by an optionee when an ISO is granted or exercised. If the stock obtained upon exercise of an ISO is sold more than one (1) year after exercise and two (2) years after grant, the difference between the option price and the amount realized on the sale will be treated as long-term capital gain. We are not entitled to a deduction as a result of the grant or exercise of an ISO or the sale of the stock acquired upon exercise thereof if the stock is held by the optionee for the requisite periods.

If, however, the stock acquired upon exercise of an ISO is sold less than one (1) year after exercise or less than two (2) years after grant, the lesser of (i) the difference between the fair market value on the date of exercise and the option price or (ii) the difference between the amount realized on the sale and the option price will be treated as ordinary income, and we will be entitled to a corresponding deduction. The excess of the amount realized on the sale over the fair market value on the date of exercise, if any, will be treated as long-term or short-term capital gain, depending on the length of time the stock is held.

The excess of the fair market value of the stock over the option price on the date of exercise of an ISO will constitute an adjustment for alternative minimum tax purposes which may result in the optionee being subject to the alternative minimum tax.

Nonqualified Stock Options (NQOs). No income is recognized by an optionee when an NQO is granted. Except as described below, upon exercise of an NQO an optionee is treated as having received ordinary income at the time of exercise in the amount equal to the difference between the option price paid and the then fair market value of the Common Stock acquired. We will be required to withhold tax thereon and will be entitled to a deduction at the same time and in an amount corresponding to such difference. The optionee’s basis in the Common Stock acquired upon exercise of an NQO will be equal to the option price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is generally treated as capital gain or loss.

$100,000 Exercise Limitation for ISOs. If the aggregate fair market value of stock (determined at the date of grant) with respect to which ISOs granted after December 31, 1986 become exercisable, whether by passing of an anniversary date, acceleration or otherwise, during any one (1) calendar year exceeds $100,000, the excess will be treated for tax purposes as NQOs, with options being taken into account therefor in the order of grant.

Payment with Common Stock. The 2004 Stock Incentive Plan allows an optionee to deliver Common Stock he already owns in payment of the option price. For any shares of Common Stock so exchanged, an amount equal to the fair market value thereof on the date tendered will be credited against the option price. In general, an optionee will not recognize gain with respect to any shares delivered to us in exchange for new shares acquired in the exercise of an Option.

In the event Common Stock is used to pay the option price for an NQO, gain or loss will not be recognized in connection with such exchange to the extent that the number of shares of stock received on exercise does not exceed the number of shares of stock surrendered. The optionee’s basis in the new shares will be equal to the basis of the stock surrendered and the holding period thereof will include the holding period of the shares exchanged. The fair market value of any additional shares received upon exercise of an NQO in exchange for stock (less any cash or other property paid in connection with the exercise), will constitute compensation to the optionee taxable as ordinary income. The optionee’s basis in these additional shares will be equal to the amount of compensation included in income plus any cash or value of other property paid upon exercise, and the holding period therefor will begin on the date of the exchange.

In the event Common Stock is used to pay the option price for an ISO, gain or loss normally will not be recognized in connection with such exchange. To the extent that the number of shares of stock received on exercise does not exceed the number of shares surrendered, proposed Treasury Regulations provide that the optionee’s basis in these shares will be equal to the basis of the stock surrendered and, except as provided below, has the same holding period as the stock surrendered. To the extent the optionee receives a number of shares in excess of the number of shares surrendered, the optionee’s basis in such additional shares will be zero (plus any gain recognized and any cash paid in connection with the exercise) and the holding period for such additional shares will begin on the date of such exchange.

If Common Stock acquired upon the exercise of an ISO is delivered in payment of the option price upon the exercise of a second ISO before the stock was held for the requisite holding period, then the stock so delivered will not be eligible for tax-free treatment in the exchange, but instead the optionee generally will be required to recognize ordinary income at the time such stock is delivered as described above under “Incentive Stock Options.”

There are special complex rules relating to the allocation of basis and the holding period of ISO stock acquired by payment with previously held Common Stock. For example, the disposition of such shares prior to the end of the required holding period may result in a greater portion of the proceeds of disposition being treated as ordinary compensation income than might otherwise be expected.

Stock Appreciation Rights (SARs). No tax is imposed on an optionee pursuant to a grant of an SAR. Upon exercise of an SAR, the optionee will recognize ordinary income equal to the amount of cash he receives, and we will be entitled to a compensation deduction. SAR payments are wages subject to withholding at the regular withholding rates applicable to the optionee’s salary income. For a salaried optionee, the amount received upon settlement of an SAR is a “supplemental wage payment” subject to a flat 28% withholding obligation.

Temporary and Proposed Treasury Regulations provide that an alternative right to receive a taxable cash payment for the cancellation or surrender of an ISO does not disqualify the Option as an ISO if the exercise of the right has the same economic and tax consequences as the exercise of the Option followed by the immediate sale of the underlying shares. Accordingly, the grant of an SAR linked to an ISO under the 2004 Stock Incentive Plan will not cause the ISO to lose its preferential tax treatment because the SAR will result in the same economic and income tax consequences to the optionee as if the optionee had exercised the ISO and sold the stock received upon exercising the ISO.

Restricted Stock. Restricted Stock awarded to an Awardee may be subject to any number of restrictions (including deferred vesting, limitations on transfer, and forfeitability) imposed by the Compensation Committee. In general, the receipt of Restricted Stock will not result in the recognition of income by an Awardee until such time as the shares are either not forfeitable or are freely transferable. Upon the lapse of such restrictions, the Awardee will be required to include as ordinary income the difference between the amount paid for the Restricted Stock, if any, and the fair market value of such stock on the date the restrictions lapse and we will be entitled to a corresponding deduction. In addition, any dividends paid with respect to the Restricted Stock prior to the lapse of the restrictions will be treated as compensation income by the Awardee and will be deductible by us. Awardees receiving Restricted Stock Awards may elect to include the value of such stock (less any amounts paid for such stock) as ordinary income at the time the Award is made. Awardees making this election would treat any gain or loss realized on a sale of the Restricted Stock as capital gain or loss, but would not be entitled to any loss deduction if they forfeited the Restricted Stock pursuant to the restrictions imposed by the Compensation Committee.

Deferred Stock. Deferred Stock awarded to an Awardee will not be delivered to the Awardee until after a specified period of time (the “Deferral Period”). Upon delivery of the shares after the Deferral Period, the Awardee may be required to make a minimum payment for the shares and/or the shares may be subject to restrictions similar to those imposed on Restricted Stock Awards. In general, an Awardee will be required to include the Deferred Stock Award as compensation income (and we will receive a deduction) at the earliest time such shares have been delivered and are freely transferable or are no longer subject to a substantial risk of forfeiture. The amount of compensation income (and our deduction) will be the difference between the amount paid for the Deferred Stock, if any, and the fair market value of the Deferred Stock at the time such restrictions lapse. Any dividends paid with respect to the Deferred Stock prior to the time that the Awardee has included such stock as compensation income will be treated as additional compensation income and will be deductible by us. Awardees receiving a Deferred Stock Award may elect to include the value of such stock (less any amount paid for such stock) as compensation at the time the Award is made. Awardees making this election would treat any gain or loss realized on a sale of the Deferred Stock as capital gain or loss, but would not be entitled to any loss deduction if they forfeited the Deferred Stock pursuant to the restrictions imposed by the Compensation Committee.

Other Stock Based Awards. The Compensation Committee may issue other stock based Awards, including performance shares and convertible debentures. These Awards may be subject to such restrictions as may be imposed by the Compensation Committee. In general, Awardees receiving such Awards will be required to include the fair market value of the Award in income as additional compensation on the date that the Award becomes freely transferable or is no longer subject to a substantial risk of forfeiture, and we will be entitled to a corresponding deduction.

In view of the complexity of the tax aspects of transactions involving the grant and exercise of ISOs, NQOs, and SARs, and the receipt and disposition of shares of Common Stock in connection with those and other Awards under the 2004 Stock Incentive Plan, and because the impact of taxes will vary depending on individual circumstances, each Awardee receiving an Award under the 2004 Stock Incentive Plan should consult their own tax advisor to determine the tax consequences in such Awardee’s particular circumstances.

Cap on Company Deductions for Certain Compensation. Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a cap on deductibility by the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the corporation or any one of the other four highest paid executives. Certain performance-based compensation is not subject to the cap on deductibility. Although certain stock-based compensation can qualify for this performance-based exception, Awards granted under the 2004 Stock Incentive Plan do not qualify.

Registration with the Commission

We intend to file a Registration Statement on Form S-8 covering the 2004 Stock Incentive Plan if the 2004 Stock Incentive Plan is approved by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3 — APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors seeks from the stockholders an indication of their approval or disapproval of our appointment of L J Soldinger Associates LLC as our independent auditors for 2004.

The firm of L J Soldinger Associates LLC acted as our independent auditors for the fiscal year ended December 31, 2003 and has been selected by the Audit Committee of the Board of Directors to act as our independent auditors for the current fiscal year. Although the selection and appointment of independent auditors is not required to be submitted to a vote of stockholders, the directors have decided to ask the stockholders to ratify the appointment.

If the appointment of L J Soldinger Associates LLC as independent auditors for 2004 is not approved by the stockholders, the adverse vote will be considered a direction to the Board of Directors to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment for the year 2004 will stand unless the Board of Directors determines that a change of auditors would be in the best interests of our Company.

Representatives of L J Soldinger Associates LLC are not expected to be present at the annual meeting.

Principal Accounting Firm Fees

In accordance with the rules of the SEC, the following chart outlines fees billed during the year ended December 31, 2003 by L J Soldinger Associates LLC and by PricewaterhouseCoopers LLC during the year ended December 31, 2002:

SERVICES PERFORMED	2003	2002

Audit Fees(1)	$159,165	$173,543
Audit-Related Fees(2)	24,447	15,987
Tax Fees(3)	27,940	2,211
All Other Fees(4)	—	—

Total Fees	$211,552	$191,741

NOTES TO PRECEDING TABLE

(1)	Audit fees represent fees billed for professional services provided in connection with the audit of our annual financial statements, reviews of our quarterly financial statements and audit services provided in connection with statutory and regulatory filings for those years.

(2)	Audit-related fees represent fees billed primarily for assurance and related services reasonably related to the performance of the audit or reviews of our financial statements.

(3)	Tax fees principally represent fees billed for tax preparation, tax advice and tax planning services.

(4)	All other fees principally would include fees billed for products and services provided by the accountant, other than the services reported under the three captions above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

STOCKHOLDER PROPOSALS

Any stockholder intending to submit to the Company a proposal for inclusion in the Company’s Proxy Statement and proxy for the 2005 annual meeting must submit such proposal so that it is received by the Company no later than October 15, 2004, and such proposal must otherwise comply with Rule 14a-8 under the Exchange Act. Proposals should be sent to Corporate Secretary, CanArgo Energy Corporation, P.O Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles.

DISCRETIONARY AUTHORITY

While the Notice of the annual meeting of stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority, however, to the persons named in the accompanying proxy to vote the shares represented thereby on all such additional matters properly brought before the annual meeting in accordance with their best judgment.

GENERAL

“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Corporate Secretary, CanArgo Energy Corporation, P.O Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles or by facsimile to +44 1481 729 982.

Proxy Solicitation Costs. The costs of solicitation of proxies will be paid by the Company. The solicitation shall be by means of mail, telephone and personal contact. In addition to utilizing its directors, officers and other regular employees to solicit proxies, the Company has engaged Gambit a.s. to assist with the solicitation of proxies from stockholders residing in Norway. The Company pays Gambit a.s. a quarterly fee of $4,500 for services and the solicitation of proxies may incur extra charges. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (excluding exhibits) is being mailed together with this Proxy Statement. Exhibits may be requested by addressing a request to the Corporate Secretary, CanArgo Energy Corporation, P.O Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles. A charge equal to the reproduction cost of the exhibit will be made. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 under which we file periodic reports, proxy statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the SEC, 450 Fifth Street, NW., Room 1024, Washington, D.C. 20549, or on the Internet at www.sec.gov.

By Order of the Board of Directors,

Liz Landles
Corporate Secretary

Annex I

CanArgo Energy Corporation

AUDIT COMMITTEE CHARTER

The Audit Committee of CanArgo Energy Corporation (the “Company”) is a standing committee of the Board of Directors whose primary function is to carry out a detailed and thorough review of audit matters and to offer the Company’s auditors a direct link to the non-executive Directors. This Committee will assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Stockholders and others, the internal control structure, the audit process, and adherence to applicable laws and regulations. Given the growing size and complexity of the Company, the Committee will apply reasonable materiality standards to all of its activities.

The Committee shall be comprised of independent members of the Board of Directors. The Board shall appoint Committee members and the Committee Chairman. There shall be not less than three members of the Committee.

The Committee shall meet at least quarterly. No meeting shall be held unless a quorum of members is present. Two members shall be a quorum. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The resources of the Company shall be available to the Committee to carry out its duties and, if needs be, the Committee may (at the Company’s cost) take external professional advice and invite outsiders with relevant experience to attend if necessary.

Specifically, the Committee shall:

1.	Recommend to the Board of Directors the principal independent accountants to be nominated as the Company’s external auditor and agree to their estimated annual audit fee. The Committee will also periodically consider the independence of the independent accountants, including an annual review of non-audit services provided and related fees received.

2.	Discuss with the external auditors before the annual audit commences the nature and scope of the audit and ensure co-ordination where more than one audit firm is involved.

3.	Enquire of management, the independent accountants, the Chief Financial Officer and the Chief Executive Officer about significant risks or exposures to loss or liability facing the Company and enquire as to the steps management has taken to minimize such risks.

4.	Consider, in consultation with the independent accountants and the Chief Financial Officer, the combined audit scope and budget to ensure completeness of coverage, reduction in redundant efforts, and the effective use of audit resources.

5.	Review with management and the independent accountants:

•	The Company’s quarterly and annual financial statements and related footnotes and the independent accountants’ report thereon, as applicable, including the adequacy of the Company’s internal control, any significant recommendations they may offer to improve internal controls, major judgmental areas and significant adjustments resulting from the audit;

•	Any significant reserves, accruals or estimates which may have a material impact on the financial statements, including engineering reserves;

•	Any difficulties or disputes with management encountered by the independent accountants during the course of the audit and any instances of second opinions sought by management;

•	The annual auditor’s management letter;

•	Other matters related to the conduct of the audit which are communicated to the Committee under generally accepted auditing standards;

•	Review of any related party transactions; and

•	Consider the setting up of an Internal Audit Department and, if agreed, provide a direct line of communication between the Internal Audit Department, the independent accountants and the Board of Directors.

6.	Review and recommend approval to the Board of Directors the Annual Report on Form 10-K and other public filing documents that require approval of the Board of Directors.

7.	Consider and review with management and the CFO:

•	The adequacy of the Company’s internal controls and any significant findings during the year and management’s responses thereto; and

•	Any difficulties encountered in the course of the independent accountants’ audits, including any restrictions on the scope of their work or access to required information.

8.	Consider with management and the independent accountants the possible impact on any pending changes in accounting standards or rules.

9.	Meet periodically with the Company’s legal advisor (and other lawyers as required) to review legal and regulatory matters that may have a material impact on the financial statements any reports received from regulators environmental compliance and financial reserves.

10.	Meet periodically with the independent accountants in separate executive sessions without any member of the executive management present to discuss any matters that they or the Committee believe should be discussed privately with the Committee.

11.	Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate. Minutes will be taken for each Committee meeting which will then be approved at the next meeting.

12.	Review with the Chief Financial Officer, legal advisors, and the independent accountants, as appropriate, the results of their review of the Company’s monitoring compliance with the Company’s Code of Conduct.

13.	If appropriate, review any letter to be included in the annual report that describes the “Committee” composition and responsibilities and how they were discharged.

14.	Review the annual expense reports of the Chairman, Chief Executive and other key officers.

15.	Other Responsibilities:

•	Review the appointment and termination by the Chief Executive Officer of the Chief Financial Officer;

•	Review auditor’s performance; • Assess Committee’s performance every two years; • Education and training for members of the Committee; • Periodic local visits to meet local managers on site;

•	Approval of auditor’s non-audit fees greater than $20,000 and such fees that exceed previously approved fees by more than $10,000; and

•	Review with management and the auditors the potential risks facing the Company, the steps management is taking to mitigate such risks, and the adequacy of public disclosure of these risks.

16.	Approved Minutes of Committee meetings shall be circulated to all members of the Board.

CANARGO ENERGY CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CANARGO ENERGY CORPORATION FOR ANNUAL MEETING
OF STOCKHOLDERS ON MAY 18, 2004

The undersigned hereby constitutes and appoints David Robson and Liz Landles, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the Common Stock of CanArgo Energy Corporation held of record by the undersigned on March 29, 2004 as if personally present at the annual meeting of stockholders to be held on May 18, 2004, and any adjournment or postponement thereof, as designated below:

(1)	ELECTION OF DIRECTORS	[ ]	FOR ALL NOMINEES listed below (except as indicated to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees as listed below

Russ Hammond, David Robson, Nils N. Trulsvik, Vincent McDonnell, Michael Ayre

     (INSTRUCTION: To withhold authority to vote for any nominee, draw a line through his name above.)

     (2)  TO APPROVE THE COMPANY’S 2004 LONG TERM STOCK INCENTIVE PLAN.

[  ]  FOR          [  ]  AGAINST          [  ]  ABSTAIN

     (3)  TO RATIFY THE SELECTION OF L J SOLDINGER AND ASSOCIATES LLC AS THE COMPANY’S AUDITORS FOR 2004.

[  ]  FOR          [  ]  AGAINST          [  ]  ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANARGO ENERGY CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES, THE APPROVAL OF THE 2004 LONG TERM STOCK INCENTIVE PLAN AND THE RATIFICATION OF THE SELECTION OF L J SOLDINGER AND ASSOCIATES LLC AS THE COMPANY’S AUDITORS AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPOERLY COME BEFORE THE MEETING.

YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THIS PROXY IS TO BE RECEIVED BY SIGNATURE STOCK TRANSFER INC, 2301 OHIO DRIVE-SUITE 100, PLANO, TEXAS USA 75093, OR FAX TO +1 (-972) -612-4122 TO BE RECEIVED ON OR PRIOR TO MAY 17 2004, 15:00 HOURS EASTERN DAYLIGHT SAVINGS TIME.

Dated:                                                      , 2004

Signature(s)

IMPORTANT: please sign exactly as your name or names appear on this proxy, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.

Please indicate whether you intend to attend this meeting:   ☐   Yes ☐   No

     Householding Election: Please indicate if you consent to receive certain future investor communications in a single package per household:   ☐   Yes ☐   No

CANARGO ENERGY CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CANARGO ENERGY CORPORATION FOR ANNUAL MEETING
OF STOCKHOLDERS ON MAY 18, 2004

The undersigned hereby authorise Den norske Bank ASA to constitute and appoint David Robson and Liz Landles, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the Voting Securities of CanArgo Energy Corporation held of record by the undersigned on 23rd March 2004 at the Annual Meeting of Stockholders to be held on 18th May 2004, or any adjournment of postponement thereof, as designated below:

(1)	ELECTION OF DIRECTORS	[ ]	FOR ALL NOMINEES listed below (except as indicated to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

Russ Hammond, David Robson, Nils N. Trulsvik, Vincent McDonnell, Michael Ayre

     (INSTRUCTION: To withhold authority to vote for any nominee, draw a line through his name above.)

     (2)  TO APPROVE THE COMPANY’S 2004 LONG TERM STOCK INCENTIVE PLAN.

[  ]  FOR          [  ]  AGAINST          [  ]  ABSTAIN

     (3)  TO RATIFY THE SELECTION OF L J SOLDINGER AND ASSOCIATES LLC AS THE COMPANY’S AUDITORS FOR 2004.

[  ]  FOR          [  ]  AGAINST          [  ]  ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANARGO ENERGY CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NAMED NOMINEES.

YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY TO THE ADDRESS OR FAX BELOW. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS TO BE RECEIVED BY DEN NORSKE BANK, REGISTRARS DEPARTMENT, DEN NORSKE BANK ASA, VERDIPAPIRSERVICE, STRANDEN 21, 0021 OSLO, NORWAY. FAX NUMBER: +47 22 48 11 71 ON OR PRIOR TO 11th May 2004 13:00 HOURS CENTRAL EUROPEAN TIME.

Dated:                                                      , 2004

Signature(s)

IMPORTANT: please sign exactly as your name or names appear on this proxy, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.

Please indicate whether you intend to attend this meeting:   ☐   Yes ☐   No

Householding Election: Please indicate if you consent to receive certain future investor communications in a single package per household:   ☐   Yes ☐   No